AXIL Brands Reports Second Quarter Fiscal Year 2025 Financial Results

LOS ANGELES, January 8, 2025 (GLOBE NEWSWIRE) – AXIL Brands, Inc. (“AXIL” or the “Company”) (NYSE American: AXIL), an emerging global consumer products company for AXIL® hearing protection and enhancement products and Reviv3® hair and skin care products, announces financial and operational results for the second quarter ended November 30, 2024 (2Q25).

Financial Highlights for the Quarter Ended November 30, 2024

•	Revenue in 2Q25 was $7.7 million, as compared to $8.4 million in the prior year period

•	Gross profit as a percentage of sales was 71.1% in 2Q25, as compared to 74.3% for the prior year period

•	Operating expenses as a percentage of sales were 62.4% in 2Q25, as compared to 59.3% for the prior year period

•	Net income in 2Q25 was $0.6 million, as compared to $1.0 million in the prior year period

•	Adjusted EBITDA in 2Q25 was $1.0 million, as compared to $1.4 million in the prior year period

•	Net cash provided by operating activities for the six months ended November 30, 2024 was $1.9 million , as compared to $1.3 million for the prior year period

•	Cash as of November 30, 2024 was $5.2 million, as compared to $3.3 million as of May 31, 2024

•	Weighted average dilutive shares for 2Q25 was 8,168,657, as compared to 18,632,689 in the prior year period

“The second quarter of our fiscal year is seasonally strong due to the holiday shopping season. However, the 2Q25 period was slightly different than 2Q24 from a timing and reporting standpoint, as Cyber Monday and the day before Cyber Monday in calendar year 2024 fell into our fiscal third quarter, whereas the full holiday weekend from Black Friday to Cyber Monday was part of our second quarter of fiscal 2024. Consequently, a significant portion of these sales will be recognized in the third quarter of this fiscal year,” commented AXIL Chairman and Chief Executive Officer Jeff Toghraie.

“We continue to take steps to diversify our distribution strategy for our hearing protection and enhancement products beyond our online presence. Over the last six months, we have announced relationships with international distributors that we expect to contribute in a more meaningful way going forward. Moreover, we also expect to establish additional international distribution agreements that will allow us to expand the AXIL brand to incremental targeted markets.

“Domestically, we are making strong inroads into the retail channel. We are in over 1,000 retail locations, including Bass Pro Shops, Scheel’s, and select Walmart stores. Ultimately, we would like to expand our retail presence by an order of magnitude, and given our financial discipline, we expect to be able to recognize a healthy margin contribution that is comparable to what we recognize in our online channels. A core corporate value at AXIL is achieving efficient profitability. We prioritize sustainable growth and avoid pursuing revenue expansion solely for top-line growth if it compromises operating leverage.

“In addition to our planned diversification of distribution channels, we aim to give consumers compelling reasons to choose AXIL-branded hearing safety and enhancement products. We intend to achieve this by maintaining our technological leadership and introducing both new and enhanced hearing products with improved functionality and ergonomics across various price points. Accordingly, we expect to launch the successor series to our TRACKR earmuffs in the first half of calendar year 2025.

“Finally, our solid cash position of $5.2 million at the end of 2Q25 enables us to internally finance our strategic growth plans, with no anticipated reliance on external market funding. We believe our dual strategies of distribution channel diversification and continued product innovation, which should all be able to be funded internally, will generate sustainable shareholder value. I extend my gratitude to our shareholders for their continued support and remain confident that AXIL's greatest achievements are still to come.” concluded Mr. Toghraie.

Use of Non-GAAP Financial Measures

The Company calculates EBITDA by taking net income calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), and adjusting for income taxes, interest income or expense, and depreciation and amortization. The Company calculates adjusted EBITDA as EBITDA, further adjusted for stock-based compensation. Adjusted EBITDA is also presented as a percentage of revenue, which is calculated by dividing the non-GAAP Adjusted EBITDA for a period by revenue for the same period. Other companies may calculate EBITDA and adjusted EBITDA differently, limiting the usefulness of these measures for comparative purposes. The Company believes that these non-GAAP measures of financial results provide useful information regarding certain financial and business trends relating to the Company’s financial condition and results of operations, and management considers EBITDA and adjusted EBITDA important indicators in evaluating the Company’s business on a consistent basis across various periods for trend analyses. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements and are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Investors should not rely on any single financial measure to evaluate our business. A reconciliation of EBITDA and Adjusted EBITDA to the most comparable financial measure, net loss, calculated in accordance with GAAP is included in a schedule to this press release.

AXIL BRANDS, INC. AND SUBSIDIARY

CONSOLIDATED EBITDA and ADJUSTED EBITDA

FOR THE THREE AND SIX MONTHS ENDED NOVEMBER 30, 2024 AND 2023

	For the Three Months Ended		For the Six Months Ended
	November 30,		November 30,

	2024	2023	2024	2023

Net income (GAAP)	$633,706	$1,018,075	$523,901	$1,172,527
Income taxes	67,250	364,393	67,250	430,382
Interest (income) expense, net	(26,044)	(36,185)	(54,675)	(73,034)
Depreciation and amortization	34,440	27,785	47,335	56,022
Total EBITDA (Non-GAAP)	709,352	1,374,068	583,811	1,585,897

Adjustments:

Stock-based compensation	304,600	51,108	602,464	102,215

Total Adjusted EBITDA (Non-GAAP)	$1,013,952	$1,425,176	$1,186,275	$1,688,112

Sales, net (GAAP)	$7,732,574	$8,421,677	$13,583,846	$14,527,946
Adjusted EBITDA as a percentage of Sales, net (Non-GAAP)	13.1%	16.9%	8.7%	11.6%

AXIL BRANDS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	November 30, 2024	May 31, 2024
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$5,213,897	$3,253,876
Accounts receivable, net	1,444,218	509,835
Inventory, net	2,664,489	3,394,023
Prepaid expenses and other current assets	724,778	809,126

Total Current Assets	10,047,382	7,966,860

OTHER ASSETS:
Property and equipment, net	305,433	260,948
Intangible assets, net	324,907	309,104
Right of use asset	737,251	36,752
Deferred tax asset	121,791	231,587
Other assets	20,720	16,895
Goodwill	2,152,215	2,152,215

Total Other Assets	3,662,317	3,007,501

TOTAL ASSETS	$13,709,699	$10,974,361

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,619,252	$967,596
Customer deposits	496,404	154,762
Contract liabilities, current	956,022	905,311
Notes payable	143,342	146,594
Due to related party	178,520	11,798
Lease liability, current	207,077	36,752
Income tax liability	67,250	242,296
Other current liabilities	331,395	332,936

Total Current Liabilities	3,999,262	2,798,045

LONG TERM LIABILITIES:
Lease liability	531,081	—
Contract liabilities	357,205	480,530

Total Long Term Liabilities	888,286	480,530

Total Liabilities	4,887,548	3,278,575

Commitments and contingencies	—	—

STOCKHOLDERS' EQUITY:
Preferred stock, $0.0001 par value; 300,000,000 shares authorized; 31,133,500 and 42,251,750 shares issued and outstanding as of November 30, 2024 and May 31, 2024, respectively	3,113	4,225
Common stock, $0.0001 par value: 450,000,000 shares authorized; 6,466,852 and 5,908,939 shares issued, issuable and outstanding as of November 30, 2024 and May 31, 2024, respectively	647	591
Additional paid-in capital	8,428,760	7,825,240
Retained Earnings/(Accumulated deficit)	389,631	(134,270)

Total Stockholders' Equity	8,822,151	7,695,786

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$13,709,699	$10,974,361

AXIL BRANDS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED NOVEMBER 30, 2024 AND 2023

(UNAUDITED)

	For the Three Months Ended		For the Six Months Ended
	November 30,		November 30,
	2024	2023	2024	2023

Sales, net	$7,732,574	$8,421,677	$13,583,846	$14,527,946

Cost of sales	2,234,527	2,163,738	3,932,151	3,622,441

Gross profit	5,498,047	6,257,939	9,651,695	10,905,505

OPERATING EXPENSES:
Sales and marketing	3,377,760	3,672,780	6,047,231	6,879,621
Compensation and related taxes	276,674	204,646	467,322	484,635
Professional and consulting	736,169	694,258	1,684,018	1,303,288
General and administrative	434,573	422,343	920,955	800,292

Total Operating Expenses	4,825,176	4,994,027	9,119,526	9,467,836

INCOME FROM OPERATIONS	672,871	1,263,912	532,169	1,437,669

OTHER INCOME (EXPENSE):
Gain on settlement	—	79,182	—	79,182
Other income	2,041	3,189	4,307	13,024
Interest income	27,340	37,825	55,971	76,318
Interest expense and other finance charges	(1,296)	(1,640)	(1,296)	(3,284)

Other income (expense), net	28,085	118,556	58,982	165,240

INCOME BEFORE PROVISION FOR INCOME TAXES	700,956	1,382,468	591,151	1,602,909

Provision for income taxes	67,250	364,393	67,250	430,382

NET INCOME	$633,706	$1,018,075	$523,901	$1,172,527

NET INCOME PER COMMON SHARE:
Basic	$0.10	$0.17	$0.08	$0.20
Diluted	$0.08	$0.05	$0.06	$0.06

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,450,226	5,863,939	6,303,002	5,863,939
Diluted	8,168,657	18,632,689	8,194,882	18,632,689

AXIL BRANDS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2024 AND 2023

(UNAUDITED)

	November 30,
	2024	2023

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$523,901	$1,172,527
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	47,335	56,022
Bad debts	27,954	64,327
Stock-based compensation	602,464	102,215
Gain on settlement	—	(79,182)
Gain on forgiveness of account payable	(218,699)	—
Deferred income taxes	109,796	—
Change in operating assets and liabilities:
Accounts receivable	(962,337)	(600,626)
Inventory	729,534	(1,040,351)
Prepaid expenses and other current assets	80,524	(267,407)
Accounts payable	870,357	1,092,735
Other current liabilities	165,959	576,718
Contract liabilities	(72,614)	175,135

NET CASH PROVIDED BY OPERATING ACTIVITIES	1,904,174	1,252,113

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of intangibles	(41,840)	—
Purchase of property and equipment	(65,783)	(70,845)

NET CASH USED IN INVESTING ACTIVITIES	(107,623)	(70,845)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of equipment financing	—	(1,650)
Repayment of note payable	(3,252)	(24,657)
Advances (payments) from a related party	166,722	(25,212)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	163,470	(51,519)

NET INCREASE IN CASH	1,960,021	1,129,749

CASH - Beginning of period	3,253,876	4,832,682

CASH - End of period	$5,213,897	$5,962,431
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$2,908	$3,284
Income taxes	$132,500	$—

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING ACTIVITIES:
Initial recognition of right of use assets recognized as lease liability	$767,269	$—

About AXIL Brands

AXIL Brands (NYSE American: AXIL) is an emerging global consumer products company. The Company is a manufacturer and marketer of premium hearing enhancement and protection products, including ear plugs, earmuffs, and ear buds, under the AXIL® brand and premium hair and skincare products under its in-house Reviv3® brand - selling products in the United States, Canada, the European Union, and throughout Asia.

To learn more, please visit the Company's AXIL® website at www.axilbrands.com and its Reviv3® website at www.reviv3.com

Forward-Looking Statements

This press release contains a number of forward-looking statements within the meaning of the federal securities laws. The use of words such as “anticipate,” “believe,” “expect,” “continue,” “will,” “prepare,” “should,” and “focus,” among others, generally identify forward-looking statements. These forward-looking statements are based on currently available information, and management’s beliefs, projections, and current expectations, and are subject to a number of significant risks and uncertainties, many of which are beyond management’s control and may cause the Company’s results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things: (i) the Company’s ability to grow its net sales and operations, including developing new and improved products, diversifying its distribution channels, and expanding internationally, and perform in accordance with any guidance; (ii) the Company’s ability to generate sufficient revenue to support the Company’s operations and to raise additional funds or obtain other forms of financing as needed on acceptable terms, or at all; (iii) potential difficulties or delays the Company may experience in implementing its cost savings and efficiency initiatives; (iv) the Company’s ability to compete effectively with other hair and skincare companies and hearing enhancement and protection companies; (v) the concentration of the Company’s customers, potentially increasing the negative impact to the Company by changing purchasing or selling patterns; (vi) changes in laws or regulations in the United States and/or in other major markets, such as China, in which the Company operates, including, without limitation, with respect to taxes, tariffs, trade policies or product safety, which may increase the Company product costs and other costs of doing business, and reduce the Company’s earnings; (vii) the Company’s ability to engage in strategic partnerships and expand its distribution and retail channels; and (viii) the impact of unstable market and general economic conditions on the Company’s business, financial condition and stock price, including inflationary cost pressures, the possibility of an economic recession and other macroeconomic factors, geopolitical events, and uncertainty, decreased discretionary consumer spending, supply chain disruptions and constraints, labor shortages, ongoing economic disruption, including the effects of the Ukraine-Russia conflict and the Israel-Hamas conflict, and other downturns in the business cycle or the economy. There can be no assurance as to any of these matters, and potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s filings with the U.S. Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Except as required by law, the Company does not assume any obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Investor Relations:
CORE IR
(516) 222-2560
investors@goaxil.com